Avocats à la Cour de Paris Solicitors of the Senior Courts of England and Wales	Linklaters LLP 25 rue de Marignan 75008 Paris Telephone (+33) 1 56 43 56 43 Facsimile (+33) 1 43 59 41 96 Palais J 030 Direct Line +33 1 56 43 57 42

To: Genfit S.A. 885 avenue Eugène Avinée 59120 Loos France
April 18, 2023
Our Ref:	L-325124

Ladies and Gentlemen,
Re. Registration Statement on Form S-8 of Genfit S.A.
1Introduction and Purpose
1.1We have acted as French counsel to Genfit S.A., a société anonyme à Conseil d’Administration organised under the laws of France, registered with the Registre du commerce et des sociétés of Lille Métropole under number 424 341 907 (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of which this opinion is an exhibit.
1.2The Registration Statement provides for the registration by the Company of up to 1,170,751 ordinary shares of the Company, €0.25 nominal value per share (the “Ordinary Shares”), including Ordinary Shares that may be issued in the form of American Depositary Shares (the “ADSs” and, together with the Ordinary Shares, the “Securities”) pursuant to the “2019 BSA Plan”, the “2021 Free Shares (AGA) Plan”, the “2022 Free Shares (AGA) Plan”, the “2023 Free Shares (AGA) Plan”, the “2016 Share Option Plan”, the “2017 Share Option Plan”, the “2018 Share Option Plan”, the “2019 Share Option Plans”, the “2020 Share Option Plans”, the “2021 Share Option Plans” the “2022 Share Option Plans” and the “2023 Share Option Plans”, as such plans are summarized in the Registration Statement (together, the “Plans”).
1.3In connection with the preparation and filing of the Registration Statement, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.
2French law
This opinion is limited to French law and is given on the basis that it will be governed by and construed in accordance with French law.
3Scope of inquiry
For the purpose of this opinion, we have examined the documents listed in the Schedule to this opinion.
4Assumptions
For the purpose of this opinion, we have made the following assumptions:
4.1the extrait K-bis, the certificat en matière de procédures collectives and the copy of the statuts of the Company examined by us are and, at the time of the issue of the Ordinary Shares, will remain, complete and up-to-date;
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4.2the resolutions authorizing the Company to issue the Ordinary Shares, as they have been adopted by the extraordinary shareholders’ meeting of the Company, the Board of Directors (Conseil d’Administration) of the Company or the Executive Board (Directoire) of the Company and the Chairman and Chief Executive Officer (Président-Directeur Général) of the Company or the Chief Executive Officer (Directeur Général) of the Company, will be in full force and effect at all times at which the Ordinary Shares are issued by the Company;
4.3the definitive terms of the issuance of the Ordinary Shares will have been established in accordance with the resolutions adopted by the extraordinary shareholders’ meeting of the Company, the Board of Directors (Conseil d’Administration) of the Company or the Executive Board (Directoire) of the Company and the Chairman and Chief Executive Officer (Président-Directeur Général) of the Company or the Chief Executive Officer (Directeur Général) of the Company, the Company’s statuts and applicable law;
4.4the Company will issue and deliver the Ordinary Shares in the manner contemplated in the Plans and the Registration Statement and the amount of Ordinary Shares will remain within then applicable limits set forth in the applicable resolutions adopted by the extraordinary shareholders’ meeting of the Company, the Board of Directors (Conseil d’Administration) or the Executive Board (Directoire) of the Company and the Chairman and Chief Executive Officer (Président-Directeur Général) of the Company or Chief Executive Officer (Directeur Général) of the Company;
4.5all Ordinary Shares will be issued in compliance with applicable securities and corporate law.
5Opinion
Based on the documents referred to in the Schedule and the assumptions in paragraph 4 above and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the opinion that the issuance of the Ordinary Shares that may be issued pursuant to the Plans has been duly authorized by the Company and that, upon full payment of the consideration provided therefor (to the extent applicable), the Ordinary Shares will be validly issued, fully paid and non-assessable.
6Qualifications
This opinion is subject to the following qualifications:
6.1without limiting the generality of the foregoing, we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in any of the documents listed in the Schedule to this opinion;
6.2this opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors' proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings)), insolvency, moratorium and other laws of general application affecting the rights of creditors; and
6.3it should be noted that notice of any change affecting the status of the Company may not be filed immediately with the Registre du commerce et des sociétés and as a consequence may not immediately appear on the extrait K-bis. It should also be noted that the opening of ad hoc
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mandate (mandat ad hoc) or conciliation (conciliation) proceedings never appears on such document.
6.4we express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to the Plans and the subsequent issuance of Ordinary Shares.
7Reliance
7.1This opinion is addressed to you solely for your benefit in connection with the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document (other than the Registration Statement) or filed with anyone without our prior written express consent.
7.2We hereby consent to the filing with the Commission of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,
/s/ Linklaters LLP

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SCHEDULE
1A copy of the statuts of the Company as at the dates of the corporate decisions referred to in 5 below.
2The Extrait K-bis relating to the Company, issued by the Registre du commerce et des sociétés of Lille Métropole dated April 12, 2023.
3The certificat en matière de procédures collectives of the Company as of April 12, 2023 issued by the Registre du commerce et des sociétés of Lille Métropole dated April 13, 2023.
4A copy of the Registration Statement.
5Copies of the minutes of corporate approvals of the Company authorising and allocating the Plans, and with respect to:
5.12019 BSA Plan:
5.1.122nd resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 15, 2018; and
5.1.2decision of the Board of Directors (Conseil d’Administration) of the Company passed on October 18, 2019,
5.22021 Free Shares (AGA) Plan:
5.2.19th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on November 27, 2019;
5.2.2decision of the Board of Directors (Conseil d’Administration) of the Company dated February 26, 2021; and
5.2.3decision of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated May 3, 2021,
5.32022 Free Shares (AGA) Plan:
5.3.125th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on May 25, 2022;
5.3.2decision of the Board of Directors (Conseil d’Administration) of the Company dated February 26, 2021; and
5.3.3decision of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated October 10, 2022,
5.42023 Free Shares (AGA) Plan:
5.4.125th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on May 25, 2022;
5.4.2decision of the Board of Directors (Conseil d’Administration) of the Company dated March 10, 2023;
5.4.3decision of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated March 10, 2023,
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5.52016 Share Option Plan:
5.5.125th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 21, 2016; and
5.5.2decision of the Executive Board (Directoire) of the Company dated December 15, 2016,
5.62017 Share Option Plan:
5.6.119th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 16, 2017;
5.6.2decision of the Board of Directors (Conseil d’Administration) of the Company dated 21 November 21, 2017;
5.6.3decision of the Mr. Jean-François Mouney, Chairman and Chief Executive Officer (Président-Directeur Général) of the Company dated December 6, 2017,
5.72018 Share Option Plan:
5.7.123rd resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 15, 2018;
5.7.2decision of the Board of Directors (Conseil d’Administration) of the Company dated November 7, 2018; and
5.7.3decision of the Mr. Jean-François Mouney, Chairman and Chief Executive Officer (Président-Directeur Général) of the Company dated November 7, 2018,
5.82019 Share Option Plan:
5.8.123rd resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 15, 2018;
5.8.2decision of the Board of Directors (Conseil d’Administration) of the Company dated July 18, 2019; and
5.8.3decision of Mr. Jean-François Mouney, Chairman and Chief Executive Officer (Président-Directeur Général) of the Company dated July 18, 2019,
5.92020 Share Option Plan:
5.9.18th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on November 27, 2019;
5.9.2decision of the Board of Directors (Conseil d’Administration) of the Company dated December 11, 2020;
5.9.3decision of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated December 11, 2020,
5.102021 Share Option Plan:
5.10.126th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on June 30, 2021;
5.10.2decision of the Board of Directors (Conseil d’Administration) of the Company dated October 18, 2021; and
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5.10.3decisions of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated October 19, 2021,
5.112022 Share Option Plan:
5.11.124th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on May 25, 2022;
5.11.2decision of the Board of Directors (Conseil d’Administration) of the Company dated October 14, 2022; and
5.11.3decisions of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated October 17, 2022 and December 2, 2022,
5.122023 Share Option Plan:
5.12.124th resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on May 25, 2022;
5.12.2decision of the Board of Directors (Conseil d’Administration) of the Company dated March 10, 2023; and
5.12.3decision of Mr. Pascal Prigent, Chief Executive Officer (Directeur Général) of the Company dated March 10, 2023.
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